Exhibit 99.1

Callaway Golf Company Announces 2008 Third Quarter and Nine Month Results

Earnings per Share Rise 5% for the First 9 Months vs. 2007

CARLSBAD, Calif.--(BUSINESS WIRE)--October 30, 2008--Callaway Golf Company (NYSE:ELY) today announced its financial results for the third quarter and first nine months ended September 30.

“Despite the unprecedented global economic conditions and a strong 2007, we have delivered earnings growth of 5% through the first nine months of 2008,” commented George Fellows, President and CEO. “This growth is due in part to our expanding accessories business and increased sales of golf balls, as well as by sales in Japan, which increased 37% for the first nine months of 2008 compared to 2007. In addition, three years ago we started several initiatives focused on improving the fundamentals of our Company, and those initiatives are paying off. Our balance sheet is strong with no long-term debt and a positive net cash balance, which is an enviable position in today’s market. Working capital and operating expenses have been and will continue to be tightly managed going forward. Our gross margin improvement initiatives continue to deliver to our expectations of $50 to $60 million in savings over the past two years and are mitigating the negative shift in product mix we are seeing due to the current economic conditions.”

Highlights for the first nine months include:

  Net sales of $946 million, essentially flat versus 2007’s record sales of $950 million.
  Fully diluted earnings per share of $1.08 (on 64.0 million shares outstanding), an increase of 5% compared to $1.03 (on 68.4 million shares outstanding) in 2007. Fully diluted earnings per share for the first nine months include after-tax charges for gross margin improvement initiatives of $0.09 per share in 2008 and $0.07 per share in 2007. Excluding the impact of the gross margin improvement charges, pro forma earnings per share were $1.17 in 2008, an increase of 6% compared to $1.10 in 2007.
  Gross profit was $426.7 million for 2008 (or 45% of net sales) compared to $429.9 million (or 45% of net sales) in 2007. Excluding the impact of the gross margin improvement charges, pro forma gross profit percentages for both 2008 and 2007 would have been 46%.

  Operating expenses for 2008 were $313.9 million (or 33% of net sales) compared to $311.0 million (or 33% of net sales in 2007) which included a $3.8 million gain on the sale of a building.
  Year-to-date, the Company repurchased 1.7 million shares of stock for $23 million at an average price of $13.55 per share.

Highlights for the third quarter include:

  Net sales of $213.5 million compared to last year’s record of $235.5 million.
  Loss per share of ($0.12) (on 62.5 million shares outstanding), as compared to diluted earnings per share of $0.02 (on 67.6 million shares outstanding) in 2007. Third quarter results include after-tax charges for gross margin improvement initiatives of $0.04 per share in both 2008 and 2007. Excluding the impact of the gross margin improvement charges, pro forma loss per share was ($0.08) in 2008 as compared to pro forma diluted earnings per share of $0.06 in 2007.
  Gross profit for 2008 was $80.1 million (or 38% of net sales) compared to $94.0 million (or 40% of net sales) for 2007. Excluding the impact of the gross margin improvement charges, pro forma gross profit percentages for 2008 would have been 39% compared to 42% in 2007.
  Operating expenses for 2008 were $92.6 million (or 43% of net sales), compared to $93.1 million (or 40% of net sales) for 2007 which included a $3.8 million gain associated with the sale of a building.
  The Company repurchased 219,000 shares of stock for $3 million during the quarter at an average price of $13.21 per share.

Business Outlook

“Looking forward, the initial feedback on our new 2009 products has been very positive,” continued Mr. Fellows, “and we feel the whole product line is stronger than our record 2007 line. We feel that this product line-up, along with strategic and operational progress to date, positions Callaway Golf for solid growth when the global economy begins to recover. In the meantime, we will continue to manage our business in a conservative and prudent manner, protect our balance sheet and allocate capital to those initiatives that will drive longer term growth.”

The Company reaffirmed its recent guidance that for the full year 2008 the Company estimates that net sales will be in the range of $1.125 to $1.145 billion and pro forma fully diluted earnings will exceed 2007 and will be in the range of $0.92 to $1.02 per share (or 3% to 15% growth versus 2007). Pro forma earnings exclude after-tax charges related to the gross margin improvement initiatives in the amount of approximately $0.11 per share.

The Company will be holding a conference call at 2:00 p.m. PDT today. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PST on Thursday, November 6, 2008. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 800-475-6701 toll free for calls originating within the United States or 320-365-3844 for International calls. The replay pass code is 966796.

Disclaimer: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to future growth, estimated sales and earnings for 2008, the strength of the 2009 product line-up, and estimated charges for and savings from the gross margin initiatives, as well as statements regarding future working capital and operating expenses, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These estimates and statements are based upon current information and expectations. Accurately estimating the Company’s reported future financial performance is based upon various unknowns including, future changes in foreign currency rates and consumer acceptance and demand for the Company’s products as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including delays, difficulties or increased costs in the supply of components needed to manufacture the Company’s products, in manufacturing the Company’s products, or in connection with the implementation of the Company’s planned gross margin initiatives or the implementation of future initiatives; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company’s products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company’s products or on the Company’s ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Regulation G: The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition to the GAAP results, the Company has also provided additional information concerning its results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude charges associated with the Company’s gross margin initiatives. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information concerning the Company’s operations without these charges. The Company has provided reconciling information in the text of this press release and in the accompanying schedules.

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE: ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf®, Odyssey®, Top-Flite®, and Ben Hogan® brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or Shop.CallawayGolf.com.

Callaway Golf Company
Consolidated Condensed Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$50,642	$49,875
Accounts receivable, net	152,654	112,064
Inventories	220,306	253,001
Deferred taxes	39,544	42,219
Income taxes receivable	-	9,232
Other current assets	27,184	30,190
Total current assets	490,330	496,581

Property, plant and equipment, net	135,434	128,036
Intangible assets, net	169,489	173,045
Deferred taxes	28,724	18,885
Other assets	43,435	40,416
	$867,412	$856,963

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$115,909	$130,410
Accrued employee compensation and benefits	31,437	44,245
Accrued warranty expense	11,785	12,386
Credit facilities	40,000	36,507
Income taxes payable	4,317	-
Total current liabilities	203,448	223,548

Long-term liabilities	65,217	63,207

Minority interest	2,378	1,978

Shareholders’ equity	596,369	568,230
	$867,412	$856,963

Callaway Golf Company
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	September 30,
	2008		2007

Net sales	$213,451	100%	$235,549	100%
Cost of sales	133,320	62%	141,543	60%
Gross profit	80,131	38%	94,006	40%
Operating expenses:
Selling	65,730	31%	65,808	28%
General and administrative	20,201	9%	19,394	8%
Research and development	6,650	3%	7,928	3%
Total operating expenses	92,581	43%	93,130	40%
Income (loss) from operations	(12,450)	-6%	876	0%
Other income (expense), net	(1,669)		1,223
Income (loss) before income taxes	(14,119)	-7%	2,099	1%
Income tax provision (benefit)	(6,676)		830
Net income (loss)	$(7,443)	-3%	$1,269	1%

Earnings (loss) per common share:
Basic	($0.12)		$0.02
Diluted	($0.12)		$0.02
Weighted-average shares outstanding:
Basic	62,494		66,516
Diluted	62,494		67,639

	Nine Months Ended
	September 30,
	2008		2007

Net sales	$945,932	100%	$950,173	100%
Cost of sales	519,187	55%	520,321	55%
Gross profit	426,745	45%	429,852	45%
Operating expenses:
Selling	226,352	24%	222,009	23%
General and administrative	65,480	7%	65,139	7%
Research and development	22,112	2%	23,851	3%
Total operating expenses	313,944	33%	310,999	33%
Income from operations	112,801	12%	118,853	13%
Other expense, net	(3,574)		(2,006)
Income before income taxes	109,227	12%	116,847	12%
Income tax provision	39,897		46,103
Net income	$69,330	7%	$70,744	7%

Earnings per common share:
Basic	$1.10		$1.05
Diluted	$1.08		$1.03
Weighted-average shares outstanding:
Basic	63,187		67,250
Diluted	64,029		68,407

Callaway Golf Company
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2008	2007
Cash flows from operating activities:
Net income	$69,330	$70,744
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,747	27,464
Non-cash compensation	5,044	8,207
Deferred taxes	2,117	1,444
Gain on disposal of assets	(435)	(3,425)
Changes in assets and liabilities	(44,461)	41,408
Net cash provided by operating activities	60,342	145,842

Cash flows from investing activities:
Capital expenditures	(33,506)	(24,130)
Proceeds from sale of capital assets	42	5,491
Investment in golf related ventures	-	(1,310)
Net cash used in investing activities	(33,464)	(19,949)

Cash flows from financing activities:
Issuance of Common Stock	4,708	47,672
Dividends paid, net	(8,951)	(14,241)
Acquisition of Treasury Stock	(22,970)	(101,387)
Net proceeds from (payments on) line of credit	3,493	(79,068)
Other financing activities	(223)	4,415
Net cash used in financing activities	(23,943)	(142,609)

Effect of exchange rate changes on cash and cash equivalents	(2,168)	1,994
Net increase (decrease) in cash and cash equivalents	767	(14,722)
Cash and cash equivalents at beginning of period	49,875	46,362
Cash and cash equivalents at end of period	$50,642	$31,640

Supplemental disclosures:
Cash paid for income taxes	$26,624	$27,670
Cash paid for interest and fees	$3,616	$5,250
Dividends payable	$4,422	$-
Payable for the acquisition of treasury stock	$-	$2,327

Callaway Golf Company
Consolidated Net Sales and Operating Segment Information
(In thousands)
(Unaudited)

	Net Sales by Product Category
	Quarter Ended				Nine Months Ended
	September 30,		Growth/(Decline)		September 30,		Growth/(Decline)
	2008	2007(1)	Dollars	Percent	2008	2007(1)	Dollars	Percent
Net sales:
Woods	$34,499	$57,328	$(22,829)	-40%	$237,043	$273,589	$(36,546)	-13%
Irons	63,768	66,647	(2,879)	-4%	260,311	263,783	(3,472)	-1%
Putters	21,305	21,783	(478)	-2%	88,793	88,526	267	0%
Golf balls	48,413	49,377	(964)	-2%	181,081	175,340	5,741	3%
Accessories and other	45,466	40,414	5,052	13%	178,704	148,935	29,769	20%
	$213,451	$235,549	$(22,098)	-9%	$945,932	$950,173	$(4,241)	0%

(1) Prior periods have been restated to reflect the current period presentation.

	Net Sales by Region
	Quarter Ended				Nine Months Ended
	September 30,		Growth/(Decline)		September 30,		Growth/(Decline)
	2008	2007	Dollars	Percent	2008	2007	Dollars	Percent
Net sales:
United States	$104,595	$124,321	$(19,726)	-16%	$465,053	$512,516	$(47,463)	-9%
Europe	33,371	40,983	(7,612)	-19%	171,285	167,290	3,995	2%
Japan	32,825	25,154	7,671	30%	132,723	96,941	35,782	37%
Rest of Asia	18,497	20,540	(2,043)	-10%	67,029	69,006	(1,977)	-3%
Other foreign countries	24,163	24,551	(388)	-2%	109,842	104,420	5,422	5%
	$213,451	$235,549	$(22,098)	-9%	$945,932	$950,173	$(4,241)	0%

	Operating Segment Information
	Quarter Ended				Nine Months Ended
	September 30,		Growth/(Decline)		September 30,		Growth/(Decline)
	2008	2007(1)	Dollars	Percent	2008	2007(1)	Dollars	Percent
Net sales:
Golf clubs	$165,038	$186,172	$(21,134)	-11%	$764,851	$774,833	$(9,982)	-1%
Golf balls	48,413	49,377	(964)	-2%	181,081	175,340	5,741	3%
	$213,451	$235,549	$(22,098)	-9%	$945,932	$950,173	$(4,241)	0%

Income (loss) before provision for income taxes:
Golf clubs	$2,825	$16,750	$(13,925)	-83%	$146,192	$155,795	$(9,603)	-6%
Golf balls	(2,654)	(2,818)	164	6%	10,048	8,661	1,387	16%
Reconciling items (2)	(14,290)	(11,833)	(2,457)	-21%	(47,013)	(47,609)	596	1%
	$(14,119)	$2,099	$(16,218)	-773%	$109,227	$116,847	$(7,620)	-7%

(1)Prior periods have been restated to reflect the current period presentation.

(2) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.

Callaway Golf Company
Supplemental Financial Information
(In thousands, except per share data)
(Unaudited)

	Quarter Ended September 30,			Quarter Ended September 30,
	2008			2007

	Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Total as Reported	Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Total as Reported
Net sales	$213,451	$-	$213,451	$235,549	$-	$235,549
Gross profit	83,764	(3,633)	80,131	98,125	(4,119)	94,006
% of sales	39%	n/a	38%	42%	n/a	40%
Operating expenses	92,607	(26)	92,581	93,130	-	93,130
Income (loss) from operations	(8,843)	(3,607)	(12,450)	4,995	(4,119)	876
Other income (expense), net	(1,669)	-	(1,669)	1,223	-	1,223
Income (loss) before income taxes	(10,512)	(3,607)	(14,119)	6,218	(4,119)	2,099
Income tax provision (benefit)	(5,288)	(1,388)	(6,676)	2,429	(1,599)	830
Net income (loss)	$(5,224)	$(2,219)	$(7,443)	$3,789	$(2,520)	$1,269

Diluted earnings (loss) per share:	$(0.08)	$(0.04)	$(0.12)	$0.06	$(0.04)	$0.02
Weighted-average shares outstanding:	62,494	62,494	62,494	67,639	67,639	67,639

	Nine Months Ended September 30,			Nine Months Ended September 30,
	2008			2007

	Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Total as Reported	Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Total as Reported
Net sales	$945,932	$-	$945,932	$950,173	$-	$950,173
Gross profit	436,166	(9,421)	426,745	437,327	(7,475)	429,852
% of sales	46%	n/a	45%	46%	n/a	45%
Operating expenses	313,850	94	313,944	310,999	-	310,999
Income (loss) from operations	122,316	(9,515)	112,801	126,328	(7,475)	118,853
Other expense, net	(3,574)	-	(3,574)	(2,006)	-	(2,006)
Income (loss) before income taxes	118,742	(9,515)	109,227	124,322	(7,475)	116,847
Income tax provision (benefit)	43,560	(3,663)	39,897	49,015	(2,912)	46,103
Net income (loss)	$75,182	$(5,852)	$69,330	$75,307	$(4,563)	$70,744

Diluted earnings (loss) per share:	$1.17	$(0.09)	$1.08	$1.10	$(0.07)	$1.03
Weighted-average shares outstanding:	64,029	64,029	64,029	68,407	68,407	68,407

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):

	2008 Trailing Twelve Months EBITDA					2007 Trailing Twelve Months EBITDA
	Quarter Ended					Quarter Ended
	December 31,	March 31,	June 30,	September 30,		December 31,	March 31,	June 30,	September 30,
	2007	2008	2008	2008	Total	2006	2007	2007	2007	Total
Net income (loss)	$(16,157)	$39,666	$37,107	$(7,443)	$53,173	$(10,194)	$32,836	$36,639	$1,269	$60,550
Interest expense (income), net	(216)	591	994	497	1,866	905	1,677	1,672	29	4,283
Income tax provision (benefit)	(12,415)	25,990	20,583	(6,676)	27,482	(10,948)	21,682	23,591	830	35,155
Depreciation and amortization expense	7,862	8,794	10,490	9,463	36,609	8,313	9,009	8,591	9,864	35,777
EBITDA	$(20,926)	$75,041	$69,174	$(4,159)	$119,130	$(11,924)	$65,204	$70,493	$11,992	$135,765

CONTACT:
Callaway Golf Company
Brad Holiday
Eric Struik
Michele Szynal
(760) 931-1771